Exhibit 10.2

FOURTH AMENDMENT TO
THIRD AMENDED AND RESTATED UNSECURED MASTER LOAN AGREEMENT AND OTHER LOAN DOCUMENTS
THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED UNSECURED MASTER LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (the “Amendment”) made as of this 10th day of October, 2014, by and among RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (“Trust”), RAMCO GAINES LLC, a Michigan limited liability company (“Gaines”), RAMCO GATEWAY LLC, a Delaware limited liability company, RAMCO PARKWAY LLC, a Delaware limited liability company (“Parkway”), RAMCO VIRGINIA PROPERTIES, L.L.C., a Michigan limited liability company (“Virginia”; Trust, Gaines, Gateway, Parkway and Virginia are hereinafter collectively referred to as “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), the other lending institutions a party to the Loan Agreement described below (together with KeyBank, the “Banks”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Trust, Agent, and certain other Banks entered into that certain Third Amended and Restated Unsecured Master Loan Agreement dated as of July 19, 2012, as amended by that certain First Amendment to Third Amended and Restated Unsecured Master Loan Agreement dated March 29, 2013, that certain Second Amendment to Third Amended and Restated Unsecured Master Loan Agreement dated June 26, 2013, and that certain Third Amendment to Third Amended and Restated Unsecured Master Loan Agreement dated August 27, 2013 (as amended, the “Loan Agreement”);
WHEREAS, Guarantors executed and delivered to Agent and the Banks that certain Third Amended and Restated Unconditional Guaranty of Payment and Performance dated as of July 19, 2012 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Guaranty”);
WHEREAS, Borrower and Guarantors have requested that the Agent and the Banks make certain modifications to the Loan Agreement and the Guaranty; and
WHEREAS, the Agent and the Banks have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

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2.    Modification of the Loan Agreement. Borrower, Agent and the Banks hereby modify and amend the Loan Agreement as follows:
(a)    The definitions of “Applicable Margin”, “Capitalization Rate”, “Credit Rating” “Credit Rating Level”, “Letter of Credit Sublimit”, “Obligations”, “Required Banks”, “Revolving Credit Maturity Date”, “Subsidiary Guarantor”, “Swing Line Sublimit”, “Total Commitment”, “Total Revolving Credit Commitment”, and “Unsecured Indebtedness” in §1.1 of the Loan Agreement are hereby deleted in their entirety and the following inserted in lieu thereof:
“Applicable Margin. (a) On any date prior to such time as the Agent first receives written notice from Trust of an Investment Grade Rating Event and that Borrower irrevocably elects to have the Applicable Margin determined based upon the Credit Rating Levels set forth in subpart (b) of this definition, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of the Borrower to the Consolidated Total Adjusted Asset Value of the Borrower (expressed as a percentage):

		Revolving Credit Loans
Ratio		Base Rate Loans	LIBOR Rate Loans
Pricing Level 1	Less than or equal to 45%	0.35%	1.35%
Pricing Level 2	Greater than 45%, but less than or equal to 50%	0.50%	1.50%
Pricing Level 3	Greater than 50% but less than or equal to 55%	0.65%	1.65%
Pricing Level 4	Greater than 55%	0.95%	1.95%

The initial Applicable Margin as of October 10, 2014 shall be at Pricing Level 1. The Applicable Margin determined pursuant to this subpart (a) shall be adjusted based upon such ratio, if at all, on the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate at the end of each fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(e), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin determined pursuant to this subpart (a) shall be at Pricing Level 4 until such failure is cured within any applicable cure period.
(b)    From and after the time that Agent first receives written notice from Trust or Borrower of an Investment Grade Rating Event and that Borrower irrevocably elects to have the Applicable Margin determined based upon the Credit Rating Levels set forth in subpart (b) of this definition, “Applicable Margin” shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Margin

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determined above in subpart (a) of this definition shall be payable as provided in §2.4):

		Revolving Credit Loans
Pricing Level	Credit Rating Level	Base Rate Loans	LIBOR Rate Loans
1	Credit Rating Level 1	0.00%	0.875%
2	Credit Rating Level 2	0.00%	0.925%
3	Credit Rating Level 3	0.05%	1.05%
4	Credit Rating Level 4	0.30%	1.30%
5	Credit Rating Level 5	0.70%	1.70%

The Applicable Margin determined pursuant to this subpart (b) for the Base Rate Loans shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin determined pursuant to this subpart (b) for any Interest Period for the LIBOR Rate Loans having such Interest Period shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level. From and after the first time that the Applicable Margin is based on Trust’s Investment Grade Rating, the Applicable Margin shall only be calculated by reference to the pricing levels for the Credit Rating Levels set forth above.
Capitalization Rate. Seven percent (7.00%).
Credit Rating. As of any date of determination, the higher of the credit ratings (or their equivalents) then assigned to Trust’s long-term senior unsecured non-credit enhanced debt by any of the Rating Agencies. A credit rating of BBB- from S&P or Fitch is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P or Fitch is equivalent to a credit rating of Baa2 from Moody’s and vice versa. It is the intention of the parties that if Trust shall only obtain a credit rating from S&P or Moody’s without seeking a credit rating from the other Rating Agencies, the Borrower shall be entitled to the benefit of the Credit Rating Level for such credit rating. If Trust shall have obtained a credit rating from at least two of the Rating Agencies, the highest of the obtained ratings shall control, provided that the next highest rating is only one level below that of the highest rating. If the next highest rating is more than one level below that of the highest credit rating, the operative rating would be deemed to be one rating level higher than the lower of the two ratings. In the event that Trust shall have obtained

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a credit rating from any of the Rating Agencies and shall thereafter not have ratings from either S&P or Moody’s (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) such that Trust does not have a credit rating from either S&P or Moody’s, the Trust shall be deemed for the purposes hereof not to have a credit rating. If at any time any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Credit Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply.
Credit Rating Level. One of the following five pricing levels, as applicable, and provided, further, that, from and after the time that Agent receives written notice of an Investment Grade Rating Event, during any period that the Trust has no Credit Rating, Credit Rating Level 5 shall be the applicable Credit Rating Level:
“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or Fitch, or A3 by Moody’s;
“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Fitch, or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;
“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Fitch, or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;
“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Fitch, or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and
“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Fitch, or Baa3 by Moody’s or there is no Credit Rating.
Letter of Credit Sublimit. An amount equal to $35,000,000.00, as such amount may increase as provided in §2.9 or may reduce as provided in §2.7.
Obligations. All indebtedness, obligations and liabilities of the Borrower and the Guarantors to any of the Banks and the Agent, individually or

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collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. All Obligations shall be superior, in right of payment and otherwise, to the Subordinated Debt and Trust Preferred Equity.
Required Banks. As of any date, any Bank or collection of Banks whose aggregate Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Banks.
Revolving Credit Maturity Date. October 10, 2018, as such date may be extended as provided in §4.15, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.
Subsidiary Guarantor. Each Subsidiary of Borrower or the Trust which is or becomes a Guarantor pursuant to §5.2.
Swing Line Sublimit. An amount equal to $47,500,000.00, as such amount may increase as provided in §2.10 or may reduce as provided in §2.7. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitments.
Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of October 10, 2014, the Total Commitment is Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00). The Total Commitment may increase in accordance with §2.8.
Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Revolving Credit Banks, as in effect from time to time. As of October 10, 2014, the Total Revolving Credit Commitment is Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00). The Total Revolving Credit Commitment may increase in accordance with §2.8.
Total Term Loan Commitment. The Total Term Loan Commitment is zero.
Unsecured Indebtedness. As of any date of determination, the Indebtedness of the Borrower, the Trust and their respective Subsidiaries outstanding at any time which is not Secured Indebtedness. Unsecured Indebtedness shall not include Subordinated Debt, lease intangible liabilities, tenant security deposits or accounts payable. Guarantees with respect to customary exceptions to Non-recourse Indebtedness of Borrower’s Subsidiaries or

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Unconsolidated Affiliates shall not be deemed to be Unsecured Indebtedness; provided that if a claim is made against Borrower or the Trust with respect thereto, the amount so claimed shall be considered Unsecured Indebtedness.”
(b)    The definitions of “Borrowing Base Availability”, “Debt Service Coverage Amount”, and “Variable Rate Debt” appearing in §1.1 of the Loan Agreement are hereby deleted in their entirety.
(c)    The following new definitions are hereby added to §1.1 of the Loan Agreement in the appropriate alphabetical order:
“Borrowing Base Subsidiary. As defined in §7.19(a)(i). A Borrowing Base Subsidiary may be a Subsidiary Guarantor.
Excluded Subsidiary. Any Subsidiary of the Borrower which is prohibited from guaranteeing the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing Secured Indebtedness of such Subsidiary or (ii) a provision of such Subsidiary’s organizational documents, included as a condition to the extension of such Secured Indebtedness.
Investment Grade Rating Event. When the Trust has first obtained an Investment Grade Rating from either S&P or Moody’s.
Unsecured Interest Coverage Ratio. As of any date of determination, the Operating Cash Flow from Eligible Real Estate included in the Unencumbered Borrowing Base Properties divided by the Unsecured Interest Expense for such period, expressed as a percentage.
Unsecured Interest Expense. As of any date of determination the greater of (i) the sum of all interest, including capitalized interest not paid in cash and bond related expenses, accrued with respect to Unsecured Indebtedness for the previous four (4) fiscal quarters and (ii) an amount equal to the product of Unsecured Indebtedness and 6%.”
(d)    Subsection (d) of the definition of “Change of Control” appearing in §1.1 of the Loan Agreement is hereby amended by deleting said subsection in its entirety and inserting in lieu thereof the following:
“(d)    the Borrower fails to own, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest in the Voting Interest of each Subsidiary Guarantor and Borrowing Base Subsidiary.”
(e)    §2.3 of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“§2.3     Unused Fee; Facility Fee. (23) The Borrower agrees to pay to the Agent for the account of the Revolving Credit Banks in accordance with their

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respective Revolving Credit Commitment Percentages an unused fee (the “Unused Fee”) calculated at the rate per annum as set forth below on the average daily amount by which the Total Revolving Credit Commitment exceeds the Outstanding Revolving Credit Loans during each day of a calendar quarter or portion thereof commencing on the date hereof and ending on the Revolving Credit Maturity Date. The Unused Fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Revolving Credit Loans during such quarter to (b) the Total Revolving Credit Commitment, and if such ratio is less than fifty percent (50%), the Unused Fee shall be payable at the rate of 0.25%, and if such ratio is equal to or greater than fifty percent (50%), the Unused Fee shall be payable at the rate of 0.15%. Subject to §2.3(b) below, the Unused Fee shall be calculated for each day of such quarter. The Unused Fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Revolving Credit Commitments shall be reduced or terminated as provided in §2.7, with a final payment on the Revolving Credit Maturity Date.
(b)    From and after an Investment Grade Rating Event and written notice from Trust or Borrower that Borrower has irrevocably elected to have the Applicable Margin determined based upon the Credit Rating Levels set forth in subpart (b) of the definition of Applicable Margin, the Unused Fee shall no longer accrue (but any accrued Unused Fee shall be payable as provided in §2.3(a)) and from and thereafter, the Borrower shall pay to the Agent for the account of the Revolving Credit Banks a facility fee (the “Facility Fee”) from the date thereof until the Revolving Credit Maturity Date, payable in arrears on the fifth (5th) day of each calendar quarter and on the Revolving Credit Maturity Date. The Facility Fee payable to the account of each Revolving Credit Bank shall be calculated daily for each period for which the Facility Fee is payable on the Total Revolving Credit Commitment during such period at the rate per annum set forth below:

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Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.20%
Credit Rating Level 5	0.25%

The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level.”
(f)    §2.8 of the Loan Agreement is hereby amended by deleting the figures “$90,000,000” and “$450,000,000” appearing in the sixth and ninth lines, respectively, of said Section and inserting in lieu thereof the figures “$250,000,000.00” and “$600,000,000.00”.
(g)    §2.9(o) of the Loan Agreement is hereby amended by deleting the figure “30,000,000.00” appearing in the last line of said Section and inserting in lieu thereof the figure “$35,000,000.00”.
(h)    §2.10(a) of the Loan Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting in lieu thereof the following:
“Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Banks set forth in this §2.10, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day prior to the Revolving Credit Maturity Date (or, if earlier, the date of termination of Revolving Credit Commitments pursuant to §12.3 hereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Commitment Percentage of the Outstanding Revolving Credit Loans and Letter of Credit Liabilities of the Revolving Credit Bank acting as Swing Line Lender, may exceed the amount of such Revolving Credit Bank’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Revolving Credit Loans, Letter of Credit Liabilities and Swing Line Loans Outstanding shall not exceed the Total Revolving Credit Commitment, (ii) the aggregate Outstanding Revolving Credit Loans of any Revolving Credit Bank (other than the Swing Line Lender), plus such Revolving Credit Bank’s Revolving Credit Commitment Percentage of the Letter of Credit Liabilities, plus such

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Revolving Credit Bank’s Revolving Credit Commitment Percentage of the amount of all Swing Line Loans Outstanding shall not exceed such Revolving Credit Bank’s Revolving Credit Commitment, (iii) no Default or Event of Default under §9.5 shall occur; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any Outstanding Swing Line Loan; and provided, further, that in all events no Default or Event of Default shall have occurred and be continuing.”
(i)    §3.2(c) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(c)    If at any time Borrower is not in compliance with the covenants contained in §9.5, the Borrower shall immediately upon demand pay an amount to the Agent necessary to bring Borrower in compliance with the aforementioned covenant, such payment to be applied first to the Swing Line Lender with respect to the amount of any Outstanding Swing Line Loans, then for the respective accounts of the Revolving Credit Banks for application to the Revolving Credit Loans, and then for the account of the Term Loan Banks for application to the Term Loans.”
(j)    §4.15(a)(i) of the Loan Agreement is hereby amended by deleting the date “July 19, 2017” appearing in the sixth line of said Section and inserting in lieu thereof the date “October 10, 2019”.
(k)    §4.15(a)(ii)(A) of the Loan Agreement is hereby amended by deleting the figure “.25%” appearing in the fourth line of said Section and inserting in lieu thereof the figure “.15%”.
(l)    §5.2(a) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(a)    Subsidiary Guarantors Prior to Investment Grade Rating. In the event that any Wholly Owned Subsidiary of Borrower or the Trust, whether presently existing or hereafter formed or acquired, which is not a Guarantor at such time, shall (i) own or be the lessee under a Ground Lease of an Unencumbered Borrowing Base Property, (ii) otherwise have a direct or indirect leasehold or other interest in an Unencumbered Borrowing Base Property or (iii) own, directly or indirectly, interests in any Real Estate that constitutes five percent (5%) or more of Consolidated Total Adjusted Asset Value (provided that the determination of whether a Subsidiary meets this requirement shall be made annually in connection with the delivery of financial statements pursuant to §7.4(a), and any Subsidiary meeting such requirement will only be required to become a Subsidiary Guarantor if it satisfies the criteria at the time of determination), then Borrower shall cause such Subsidiary to execute and deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (A) a Joinder Agreement and (B) the items that would have been delivered under §10.2 through §10.5 if such Subsidiary had been a Guarantor as of the date hereof;

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provided, however, no Subsidiary shall be required to become a Subsidiary Guarantor under clause (iii) above if such Subsidiary is an Excluded Subsidiary. The organizational agreements of each such Subsidiary created after the Closing Date shall at such time as such Subsidiary executes the foregoing Joinder Agreement specifically authorize each such Subsidiary to guarantee the Obligations.”
(m)    §5.2 of the Loan Agreement is hereby amended by adding the following as §5.2(c):
“(c)    Subsidiary Guarantors After and During Investment Grade Rating. Notwithstanding §5.2(a) of this Agreement, as of, or subsequent to the time that Agent first receives written notice from Trust or Borrower of an Investment Grade Rating Event, and for so long as Trust maintains an Investment Grade Rating with S&P or Moody’s, no Subsidiary of the Borrower or the Trust shall be required to become a Subsidiary Guarantor unless such Subsidiary creates, incurs, acquires, assumes, suffers to exist or otherwise is or becomes liable (whether as a borrower, co-borrower, guarantor or otherwise) with respect to any Indebtedness that is not Non-recourse Indebtedness. Upon the occurrence of an Investment Grade Rating Event and provided that no Default or Event of Default exists, Agent shall release any Subsidiary of the Borrower from the Guaranty upon receipt by Agent of a certificate from an officer of the Borrower certifying that such Subsidiary has not created, incurred, acquired, assumed, suffered to exist and is not otherwise liable (whether as a borrower, co-borrower, guarantor or otherwise) with respect to any Indebtedness that is not Non-recourse Indebtedness (or simultaneously with the release hereunder will be released from liability with respect to such Indebtedness). In the event that at any time after an Investment Grade Rating Event, Trust does not have an Investment Grade Rating from S&P or Moody’s, Borrower and Trust shall within thirty (30) days (or such later date as agreed by Agent) after such occurrence cause all Subsidiaries required to become Subsidiary Guarantors under §5.2(a) of this Agreement to execute and deliver the documents required in said §5.2(a). Notwithstanding the foregoing, the foregoing provisions shall not apply to Trust, which may only be released upon the written approval of Agent and all of the Banks.”
(n)    §6.19 of the Loan Agreement is hereby amended by adding the following sentence to the end of said Section:
“Borrower owns, directly or indirectly, all of the equity interests (other than in the case of a corporation, director’s qualifying shares) of each Borrowing Base Subsidiary.”
(o)    §7.4(e) of the Loan Agreement is hereby amended by deleting the words “and the aggregate Borrowing Base Availability” appearing in the second to last line of said Section.

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(p)    §7.5(b) of the Loan Agreement is hereby amended by deleting the words “Borrower, any Guarantor” appearing in the last line of said Section and inserting in lieu thereof the words “Borrower, any Guarantor, any Borrowing Base Subsidiary”.
(q)    §7.14 of the Loan Agreement is hereby amended by deleting the first sentence appearing in said Section in its entirety and inserting in lieu thereof the following:
“Neither Borrower, the Guarantors nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting Borrower’s, the Guarantors’ or any of their respective Subsidiaries’ ability to pledge to Agent any Unencumbered Borrowing Base Properties as security for the Loans; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a prohibit or limiting agreement for purposes of this §7.14.”
(r)    §7.18 of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the words “[Intentionally Omitted.]”
(s)    §7.19(a) of the Loan Agreement is hereby amended by deleting subsections (i), (vi), (viii), (x), and (xi) thereof in their entirety and inserting in lieu thereof the following in the appropriate numerical order:
“(i)    each of the Unencumbered Borrowing Base Properties shall be owned 100% in fee simple or leased under a Ground Lease by the Borrower or, subject to the terms of this Agreement, a Wholly Owned Subsidiary of Borrower (such Subsidiary, a “Borrowing Base Subsidiary”) (provided that the Real Estate commonly known as Buttermilk Towne Center shall be deemed to satisfy the foregoing condition), free and clear of all Liens other than the Liens permitted in §8.2(ii) and (v), and such Unencumbered Borrowing Base Property does not have applicable to it any restriction on the pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents); provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a pledge for purposes of this §7.19(a)(i). If such Unencumbered Borrowing Base Property is owned or leased by a Borrowing Base Subsidiary, such Borrowing Base Subsidiary shall not be a borrower or guarantor with respect to any Secured Indebtedness;
(vi)    no Person other than Borrower or a direct or indirect Wholly Owned Subsidiary of the Borrower (which is a Subsidiary Guarantor if required by this Agreement) has any direct or indirect ownership of any equity interest

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or other Voting Interest in such Borrowing Base Subsidiary if such Unencumbered Borrowing Base Property is owned or leased under a Ground Lease by a Borrowing Base Subsidiary (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this provision solely by virtue of owning any equity interest in the Trust or owning any limited partnership interest in the Borrower, and if such Unencumbered Borrowing Base Property is owned (or leased) by a Borrowing Base Subsidiary, the Borrower’s direct and indirect interest in such Borrowing Base Subsidiary shall be free and clear of all Liens);
(viii)     the number of properties included within the Unencumbered Borrowing Base Properties shall not be less than ten (10) and shall have Unencumbered Pool Value of not less than $200,000,000.00;
(x)    no more than ten percent (10%) of the Unencumbered Pool Value of the Unencumbered Borrowing Base Properties shall be attributable to properties leased by Borrower or a Borrowing Base Subsidiary as the lessee or tenant under a Ground Lease; and
(xi)    no Unencumbered Borrowing Base Property shall contribute more than fifteen percent (15%) of the Unencumbered Pool Value.”
(t)    §7.19(c) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(c)    In the event that any Subsidiary of the Borrower owns Real Estate which would otherwise qualify as an Unencumbered Borrowing Base Property and the Borrower desires for the same to become an Unencumbered Borrowing Base Property, then such property may become an Unencumbered Borrowing Base Property but only in the event that all of the terms and conditions of this §7.19(c) and §5.2 are satisfied:
(i)    Such Subsidiary shall be a Borrowing Base Subsidiary and a Subsidiary Guarantor (if required by this Agreement);
(ii)    The organizational agreements of such Subsidiary or such other resolutions or consents satisfactory to Agent shall, if such Subsidiary is required to be a Subsidiary Guarantor by this Agreement, specifically authorize such Subsidiary to guaranty the Obligations and to pledge the assets of such Subsidiary as security for the Obligations and the Borrower shall certify to the Agent that applicable law does not preclude such Subsidiary from executing such guaranty or pledging its assets to secure the Obligations;
(iii)    All covenants, agreements, and representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct with respect to such Subsidiary;

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(iv)    No Default or Event of Default shall exist or might exist in the event that such Subsidiary becomes a Borrowing Base Subsidiary or acquires such assets; and
(v)    The Real Estate assets acquired or owned by such Subsidiary shall qualify as Unencumbered Borrowing Base Properties hereunder.”
(u)    §7.19(d) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(d)    Upon any Unencumbered Borrowing Base Property ceasing to qualify as an Unencumbered Borrowing Base Property, such Unencumbered Borrowing Base Property shall no longer be included in the calculation of the Unencumbered Pool Value nor shall its Operating Cash Flow be included for purposes of determining compliance with §9.5. Within five (5) Business Days after any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified Unencumbered Borrowing Base Property, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the Unencumbered Pool Value and Operating Cash Flow attributable to such Unencumbered Borrowing Base Property. Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such disqualification, compliance with the covenants contained in §7.19 and §9.5.”
(v)    §7.19(e) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(e)    In addition, the Borrower may voluntarily remove any Real Estate from the Unencumbered Borrowing Base Properties by delivering to the Agent, no later than five (5) Business Days prior to date on which such removal is to be effected, notice of such removal, together with a statement that no Default or Event of Default then exists or would, upon the occurrence of such event or with passage of time, result from such removal, and the identity of the Unencumbered Borrowing Base Property being removed, and a calculation of the Unencumbered Pool Value and Operating Cash Flow attributable to such Unencumbered Borrowing Base Property. Simultaneously with the delivery of the items required above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal, compliance with the covenants contained in §7.19 and §9.5.”
(w)    §8.1(a) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(a)    Indebtedness to the Banks arising under any of the Loan Documents;”

ATLANTA 5588745.6

(x)    §8.1(f) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“(f)    subject to the provisions of §9, (i) Non-recourse Indebtedness of the Borrower or any of its Subsidiaries (other than Subsidiary Guarantors or the Borrowing Base Subsidiaries), and (ii) Indebtedness of Borrower, the Trust or any of the Borrower’s Subsidiaries (other than Subsidiary Guarantors or the Borrowing Base Subsidiaries) under environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non-recourse Indebtedness of Borrower’s Subsidiaries or Unconsolidated Affiliates permitted pursuant to §8.3(i) (it being agreed that any such indemnity or guaranty shall not cause such Non-recourse Indebtedness to be deemed to be Recourse Indebtedness and provided that in the event any claim is made against Borrower, the Trust or any of their respective Subsidiaries with respect to such indemnities, guarantees or exceptions, the amount so claimed shall be considered a recourse liability of such Person);”
(y)    §8.1(h) of the Loan Agreement is hereby amended by deleting the last sentence of said Section in its entirety and inserting in lieu thereof the following:
“The Subsidiary Guarantors and Borrowing Base Subsidiaries may be liable with respect to Unsecured Indebtedness of the Borrower but not Secured Indebtedness; and”
(z)    §8.2 of the Loan Agreement is hereby amended by deleting the words “Subsidiary Guarantor” appearing in clauses (i), (iv) and (vii) of said Section and inserting in lieu thereof the words “Subsidiary Guarantor, any Borrowing Base Subsidiary”.
(aa)    §8.2 of the Loan Agreement is hereby amended by deleting the unnumbered paragraph appearing at the end of said Section and inserting in lieu thereof the following:
“Without limiting the foregoing, the Borrower and the Trust shall not, and shall not permit any other Guarantor or any other Subsidiary to, create, assume, incur, permit or suffer to exist any Lien on any Unencumbered Borrowing Base Property or any direct or indirect ownership interest of the Borrower in any Subsidiary Guarantor or Borrowing Base Subsidiary other than the Liens permitted in §8.2(ii) and §8.2(v), or permit any Unencumbered Borrowing Base Property or any direct or indirect ownership interest in the Borrower, any Subsidiary Guarantor or any Borrowing Base Subsidiary to be subject to any provision of a document or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.”
(bb)    §8.3(l) of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:

ATLANTA 5588745.6

“(l)    whether directly or through a Subsidiary or Unconsolidated Affiliate, in development permitted by §8.9 which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Borrower, the Trust or such Subsidiary or through an Investment in an Unconsolidated Affiliate permitted under this Agreement, that are not, in the aggregate, in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower. For the purposes of calculating the cost of developments by Subsidiaries or Unconsolidated Affiliates, the cost of such developments shall be based upon the Borrower’s interest in such Subsidiaries or Unconsolidated Affiliates. For purposes of this §8.3(l) and §8.9, the term “total cost” shall not include (i) costs specifically reimbursable by tenants or shadow anchors (other than through rent or a gross up of rent), (ii) capitalized general and administrative expenses, or (iii) operating expenses and interest to the extent of operating income received from the applicable development property;”
(cc)    §9.3 of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“§9.3 Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $900,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds from Equity Offerings received by the Borrower or the Trust after October 10, 2014 (except to the extent of any of such Net Offering Proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust which are used to retire an existing issue of preferred equity of Borrower or the Trust, respectively).”
(dd)    §9.5 of the Loan Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following:
“§9.5    Unencumbered Leverage Ratio. The Borrower shall not at any time permit (i) the aggregate Unsecured Indebtedness of the Trust, the Borrower and their Subsidiaries (including, without limitation, the sum of the Outstanding Revolving Credit Loans, Outstanding Swing Line Loans, Outstanding Term Loans and Letter of Credit Liabilities) to exceed (ii) sixty percent (60%) of Unencumbered Pool Value as most recently determined under this Agreement.
(ee)    §9.6 of the Loan Agreement is hereby added to read in its entirety as follows:
“§9.6    Minimum Unsecured Interest Coverage. The Borrower shall not at any time permit the Unsecured Interest Coverage Ratio to be less than 1.75 to 1.0.”
(ff)    §12.1(f) of the Loan Agreement is hereby amended by deleting the figures “$10,000,000.00” and “$30,000,000.00” appearing in the last sentence of said Section and inserting in lieu thereof the figures “$25,000,000.00” and “$50,000,000.00”, respectively.

ATLANTA 5588745.6

(gg)    §18.1 of the Loan Agreement is hereby amended by deleting the first sentence of said Section and inserting in lieu thereof the following:
Except as provided herein, each Bank may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) each of the Agent, the Issuing Bank, and, so long as no Default or Event of Default exists hereunder, the Borrower, shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Bank, to a Related Fund of such Bank, to a bank which is under common control with the assigning Bank or to a wholly-owned Subsidiary of such Bank provided that such assignee shall remain a wholly-owned Subsidiary or Related Fund of such Bank), provided, further that the Borrower will be deemed to have consented unless it provides notice to the Agent and the assigning Bank of its disapproval within five (5) Business Days of receipt of such request, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement with respect to the Term Loan Commitment in the event an interest in the Term Loan is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement (an “Assignment and Acceptance Agreement”) in the form of Exhibit J hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors or be to a Defaulting Bank or an Affiliate of a Defaulting Bank, (e) such assignee of a portion of the Revolving Credit Loan shall have a net worth or unfunded capital commitments as of the date of such assignment of not less than $500,000,000 unless otherwise approved by Borrower and Agent, (f) such assignee shall acquire an interest in the Revolving Credit Loans of not less than $5,000,000 or in the Term Loans of not less than $1,000,000 unless such assignment is to another Bank or a Related Fund or unless such requirement is waived by the Borrower and the Agent, and (g) the assignor shall assign its entire interest in the Loans or retain an interest in the Loans of not less than $5,000,000 unless otherwise approved by Agent and Borrower.
(hh)    Schedule 1.1 of the Loan Agreement is hereby amended by deleting said Schedule in its entirety and inserting in lieu thereof Schedule 1.1 attached hereto.

ATLANTA 5588745.6

3.    Term Loan. Borrower, Guarantors, Agent and the Banks acknowledge and agree that the Term Loans under the Loan Agreement have been repaid in full and cannot be reborrowed. Further, Borrower, Guarantors, Agent and the Banks acknowledge and agree that Borrower shall have no right to increase the Total Term Loan Commitment under §2.8 of the Loan Agreement (as amended hereby). As such, the Commitment Percentage under the Loan Agreement (as amended hereby) shall be calculated solely based on the Revolving Credit Commitment Percentage.
4.    Modification of the Guaranty. Guarantors, Agent and the Banks hereby modify and amend the Guaranty by deleting the figures “$360,000,000.00” and “$450,000,000.00” appearing in first “WHEREAS” clause of the Guaranty and inserting in lieu thereof the figures “$350,000,000.00” and “600,000,000.00”.
5.    Exiting Lender/New Lender.
(a)    Borrower and Guarantors hereby acknowledge and agree that as of the effective date of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Bank’s Commitment shall be the amount set forth on Schedule 1.1 attached hereto. In connection with the increase of the Revolving Credit Commitment pursuant to this Amendment, Deutsche Bank AG New York Branch (“New Lender”) shall be issued a Revolving Credit Note in the principal face amount of its Commitment, which will be a "Revolving Credit Note" under the Loan Agreement (as amended hereby), and New Lender shall be a Bank under the Loan Agreement (as amended hereby). Each of the Banks that is a party to the Loan Agreement prior to the effectiveness of this Amendment that is increasing its Revolving Credit Commitment (the “Increasing Existing Lenders”) shall receive a Revolving Credit Note based on its Commitment as set forth on Schedule 1.1 hereto, which Revolving Credit Note shall a replacement for such Bank’s existing Revolving Credit Note and shall not be a novation or satisfaction of such indebtedness.
(b)    New Lender makes and confirms to the Agent and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, New Lender (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Exiting Lender, any other Bank, the Agent or any Titled Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of any assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Agreement, New Lender has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that New Lender is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower or the Guarantors and is not a Defaulting Bank or an Affiliate of a Defaulting Bank

ATLANTA 5588745.6

and (g) New Lender has a net worth or unfunded capital commitment as of the date hereof of not less than $500,000,000.00 unless waived in writing by Borrower and Agent..
(c)    By its signature below, each Increasing Existing Lender hereby agrees to perform all obligations with respect to its respective Revolving Credit Commitment as set forth in this Amendment, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to its Revolving Credit Commitment as required under §2.1 of the Loan Agreement (as amended hereby), the obligation to pay amounts due in respect of Swing Loans as set forth in §2.10 of the Loan Agreement (as amended hereby), the obligation to pay amounts due in respect of draws under Letters of Credit as required under §2.9 of the Loan Agreement (as amended hereby), and in any case the obligation to indemnify the Agent as provided therein.
(d)    On the Amendment Closing Date (as hereinafter defined), Deutsche Bank Trust Company Americas and Comerica Bank (collectively, the “Exiting Lenders”) shall all cease to be Banks under, or a party to, the Loan Documents. Contemporaneously with the effectiveness of this Amendment, the Borrower shall pay to the Exiting Lenders all amounts due to the Exiting Lenders under the Loan Documents, and the Agent and the Banks hereby consent to such payments. Except for those terms, conditions, and provision, which by their express terms survive cancellation of Commitments hereunder or termination of any Bank’s obligations under the Loan Documents, Exiting Lenders shall have no further duties or obligations with respect to or under the Loan Documents.
(e)    On the Amendment Closing Date, (i) the outstanding principal balance of the Revolving Credit Loans prior to the effectiveness of this Amendment shall be reallocated among the Banks such that the outstanding principal amount of Revolving Credit Loans owed to each Bank shall be equal to such Bank’s Revolving Credit Commitment Percentage (as in effect after the effectiveness of this Amendment), and (ii) those Revolving Credit Banks whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed either (x) among the Banks whose Revolving Credit Commitment Percentage is decreasing or is unchanged, or (y) to the Exiting Lenders for payment of any outstanding Revolving Credit Loans made by Exiting Lenders, as necessary to accomplish the required reallocation of the outstanding principal balance of the Revolving Credit Loans.
6.    References to Loan Agreement and Guaranty. All references in the Loan Documents to the Loan Agreement or the Guaranty shall be deemed a reference to the Loan Agreement or the Guaranty, as modified and amended herein.
7.    Consent of the Borrower and the Guarantors. By execution of this Amendment, the Borrower and the Guarantors hereby expressly consent to the modifications and amendments relating to the Loan Agreement and the Loan Documents as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

ATLANTA 5588745.6

8.    Representations. Borrower and Guarantors represent and warrant to Agent and the Banks as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.
(b)    Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.
(d)    Representations in Loan Documents. The representations and warranties made by the Borrower and Guarantors and their Subsidiaries under the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as modified and amended herein), except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Banks in writing and approved by the Agent and the Majority Banks in writing.
9.    No Default. By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.
10.    Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or

ATLANTA 5588745.6

causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
11.    Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Loan Agreement, the Notes and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement, the Notes and the Guaranty as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).
12.    Amendment as Loan Document. This Amendment shall constitute a Loan Document.
13.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
14.    Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Documents.
15.    Effective Date. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Banks hereinafter referred to as the “Amendment Closing Date”):
(a)    Execution of this Amendment. The Agent shall have received executed originals of counterpart signature pages to this Amendment from the Borrower, the Guarantors, the Agent, and all of the Banks.
(b)    Opinion. The Agent shall have received an opinion of counsel to the Borrower and the Guarantors covering such matters as the Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Agent.
(c)    Compliance Certificate and Borrowing Base Certificate. The Agent and the Banks shall have received a Compliance Certificate and a Borrowing Base Certificate dated as of the date of the Amendment Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §7.4 of the Loan Agreement adjusted in the best good faith estimate of the Borrower as of the Amendment Closing Date.
(d)    Certificates. The Agent and the Banks shall have received such other resolutions, certificates, documents, instruments and agreements as Agent may reasonably request.

ATLANTA 5588745.6

(e)    Counsel Fees. The Borrower shall have paid all fees and expenses of Agent in connection with this Amendment and the matters addressed herein in accordance with §15 of the Loan Agreement.

ATLANTA 5588745.6

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed under seal by its duly authorized representatives as of the date first set forth above.

BORROWER:
RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, its General Partner
By:
Name: Gregory R. Andrews
Title: Chief Financial Officer
(SEAL)
GUARANTORS:
RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust
By:
Name: Gregory R. Andrews
Title: Chief Financial Officer
(SEAL)
RAMCO GAINES LLC, a Michigan limited liability company

By:	Ramco-Gershenson Properties, L.P., a Delaware limited partnership, its Manager
By:     Ramco-Gershenson Properties Trust, a
    Maryland real estate investment trust
    Its: General Partner
By:
        Name: Gregory R. Andrews
        Title: Chief Financial Officer
(SEAL)
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KeyBank/RAMCO – Signature Page to Fourth Amendment to Third Amended and
Restated Unsecured Master Loan Agreement

RAMCO GATEWAY LLC, a Delaware limited partnership
By:
Name:
Title:
(SEAL)
RAMCO VIRGINIA PROPERTIES, L.L.C., a Michigan limited liability company
By:
Name:
Title:
(SEAL)
RAMCO PARKWAY LLC, a Delaware limited liability company
By:
Name:
Title:
(SEAL)
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KeyBank/RAMCO – Signature Page to Fourth Amendment to Third Amended and
Restated Unsecured Master Loan Agreement

AGENT AND BANKS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By:
Name:
Title:
BANK OF AMERICA, N.A.
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KeyBank/RAMCO – Signature Page to Fourth Amendment to Third Amended and
Restated Unsecured Master Loan Agreement

CITIZENS BANK, N.A. f/k/a RBS Citizens, N.A.
By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH
By:
Name:
Title:
By:
Name:
Title:
CAPITAL ONE, N.A.
By:
Name:
Title:
THE HUNTINGTON NATIONAL BANK
By:
Name:
Title:
BRANCH BANKING AND TRUST COMPANY
By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

KeyBank/RAMCO – Signature Page to Fourth Amendment to Third Amended and
Restated Unsecured Master Loan Agreement

Deutsche Bank Trust Company Americas and Comerica Bank join in the execution of this Amendment solely for the purposes of acknowledging that as of the Amendment Closing Date they will cease to be parties to the Loan Documents as provided in Section 5(d) of the Amendment.
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:
By:
Name:
Title:

COMERICA BANK
By:
Name:
Title:

KeyBank/RAMCO – Signature Page to Fourth Amendment to Third Amended and
Restated Unsecured Master Loan Agreement